Exhibit 99.2

 McGladrey & Pullen
Certified Public Accountants

McGradrey & Pullen, LLP
1185 Avenue of the Americas
New York, NY 10036-2602
O 212.372.1800 F 212.372.1801
www.mcgladrey.com

March 18, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Columbia Laboratories, Inc. (the “Company“) statements included under Item 4.02(b) of its Form 8-K filed on March 18, 2008. We agree with the statement made that on March 13, 2008, we advised the Company, and subsequently its audit committee, that based upon our in-process 2007 audit, we believed that there were material errors related to the Company’s accounting for financing agreements and the misclassification of its Series C Convertible Preferred Stock. We agree with the statement made that these errors relate to the quarterly and annual periods in prior periods as well as the quarterly periods in 2007.

We are not in position to agree or disagree with the calculations of the actual amounts of these errors in Item 4.02(b), since we have not yet completed our 2007 audit.

/S/ McGladrey & Pullen, LLP
McGLADREY & PULLEN, LLP

McGladrey & Pullen, LLP is a member firm of RSM International –
an affiliation of separate and independent legal entities.